AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT is entered into as of the 31 day of January, 2013 between **MANHATTAN BRIDGE CAPITAL, INC.**, with offices at 60 Cutter Mill Road, Great Neck, New York 11021 (hereinafter "**Borrower**"), **ASSAF RAN**, residing at 37 Hawthorne Lane, Great Neck, New York 11023, ("**Guarantor**") and **STERLING NATIONAL BANK**, having an office at 650 Fifth Avenue, Fourth **Floor, New York, New York 10022 (hereinafter** "Lender").

W I T N E S S E T H

WHEREAS, Lender is the owner and holder of a certain Revolving Credit Line Note in the original principal amount of up to $3,500,000.00 dated May 2, 2012 executed and delivered by Borrower to Lender (the "**Note**") evidencing a loan or advances of up to $3,500,000.00 which may be made from time to time by Lender to Borrower (collectively, the "**Loan**"), which advances will be made pursuant to the terms and conditions of a certain Revolving Line of Credit Loan Agreement (the "**Loan Agreement**") also dated May 2, 2012,

WHEREAS, the Note is secured by a Pledge and Security Agreement dated as of May 2, 2012 (the "**Pledge**") pursuant to which Guarantor pledged and assigned to Lender certain "Collateral" as defined in the Pledge,

WHEREAS, all obligations and liabilities of Borrower under the Note and Pledge have been absolutely and unconditionally guaranteed pursuant to Guaranty of Payment executed by the Guarantor to Lender dated May 2, 2012 (the "**Guaranty**", the Note, Loan Agreement, Pledge, Guaranty, and all other documents executed or delivered in connection with the Loan are hereinafter referred to as the "**Loan Documents**"),

WHEREAS, there is now due and owing on the Note and secured by the Pledge an unpaid principal balance of THREE MILLION FIVE HUNDRED THOUSAND ($3,500,000.00) DOLLARS,

WHEREAS, Borrower has requested that Lender increase the amount of the Loan by an additional $1,500,000.00 and that such increase be evidenced by the Note and secured by the Pledge and all other Loan Documents,

WHEREAS, Lender is willing to consent to such request, but only on the following terms and conditions,

NOW, in consideration of Ten ($10.00) Dollars good and valuable consideration the receipt and adequacy of which is hereby acknowledged, it is hereby understood and agreed as follows:

1. **Ratification of the Loan.** Borrower and Guarantor represent, warrant and agree with Lender that the unpaid principal balance on the Loan, Note, and Pledge as of the date hereof is $3,500,000.00 without offset, defense or counterclaim of any kind or nature whatsoever.

2. **Additional Loan; Consolidation of Loans; Ratification of Existing Collateral Assignments as Security for Consolidated Loan.** Simultaneously herewith, Lender has made an additional revolving facility available to Borrower in the amount of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 ($1,500,000.00) DOLLARS (the "**Additional Loan**"). Borrower and Guarantor hereby acknowledge and agree that the Loan and the Additional Loan shall be evidenced by the Note, shall be subject to all terms, covenants, and conditions thereof and of the Loan Agreement, and shall be secured by the Pledge and the other Loan Documents. The Loan and the Additional Loan are hereby deemed consolidated for all purposes (as so consolidated, the "**Consolidated Loan**"). Therefore, the unpaid principal balance evidenced by the Note, secured by the Pledge, and which may be advanced pursuant to the Loan Agreement is now up to a maximum amount of FIVE MILLION AND 00/100 **($5,000,000.00)** DOLLARS. The Consolidated Loan shall be paid with interest, at the times, and in the manner provided in the Note, all terms, covenants, and conditions of which are deemed incorporated herein by this reference. All future advances of the Consolidated Loan shall be subject to satisfaction of all terms, covenants, and conditions of the Loan Agreement. Notwithstanding the reference in any existing recorded or unrecorded Collateral Assignment of Mortgage made by Borrower to Lender indicating that such Collateral Assignment is security for the Note in the principal amount of up to $3,500,000.00, each and every such existing Collateral Assignment shall be deemed assigned to Lender, and constitute security for, the Consolidated Loan of up to $5,000,000.00.

3. **Increase and Ratification of Guaranty of Payment**. In order to induce Sterling to enter into this Agreement, Guarantor hereby ratifies and confirms his continuing, absolute, unconditional, liability on the Guaranty which is now agreed to include principal in the amount of $5,000,000.00, interest thereon as provided for in the Note, as well all other "Obligations" as such term is defined in the Guaranty. Guarantor

hereby confirms there are no offsets or defenses to the Guaranty, as amended and ratified hereby.

4. **Amendment to Loan Agreement**. The Loan Agreement shall be amended by the addition of a Covenant Section 5 (c) as follows:

(c) The Borrower agrees to make its books, records, and other necessary information available to Lender on an annual basis and to otherwise cooperate with Lender to permit Lender to conduct an annual audit of Borrower's operations, which audit shall be at the sole cost and expense of Borrower, not to exceed $2,000

5. **Ratification of Loan Documents.** All Loan Documents are hereby ratified and confirmed and, as amended and modified above, continue in full force and effect and are incorporated herein by reference.

In witness thereof, the Lender, Borrower and Guarantor have executed this Agreement as of the date set forth above.

STERLING NATIONAL BANK

By: ______________________ SVP
JOHN GALLO
Senior Vice President

MANHATTAN BRIDGE CAPITAL, INC.

By: ______________________
ASSAF RAN, President

____
ASSAF RAN, individually as Guarantor

M:\common\Docs\Sterling\1538.0215.001\Note and Mortgage Amendment Agreement.wpd

STATE OF NEW YORK)
) ss.:
COUNTY OF NEW YORK)

On the 31 day of January, 2013, before me personally appeared John Gallo, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

RAYMARLIE PAUL
Notary Public, State of New York
No. 01PA6228808
Qualified in New York County
Commission Expires September 27, 2014

STATE OF NEW YORK)
) ss.:
COUNTY OF YORK)

On the 30 day of January, 2013 before me personally appeared ASSAF RAN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

PETER R. NIY[illegible]
Notary Public, State of [illegible]
NO. 01NI6047[illegible]
Qualified in Queens [illegible]
Commision Expires on Aug[illegible] 14